Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 12, 2012 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Stein Mart, Inc.’s Annual Report on Form 10-K for the year ended January 28, 2012.

/s/ PricewaterhouseCoopers LLP

Jacksonville, Florida

June 6, 2012